Registration No. 333-_____


     As filed with the Securities and Exchange Commission on April 14, 1998

 -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                              ----------------------

                             COLUMBIA CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

      Delaware                                                11-3210792
   (State or other                                         (I.R.S. Employer
    jurisdiction of                                     Identification Number)
    incorporation or
    organization)
                        2701 West Oakland Park Boulevard
                         Fort Lauderdale, Florida 33311
                                 (954) 453-6575

                   (Address, including zip code, and telephone
             number, including area code, or registrant's principal
                               executive offices)

                       STOCK OPTIONS ISSUED TO CONSULTANTS
                              (Full title of plan)

                                Kenneth A. Klotz
                                    President
                             Columbia Capital Corp.
                        2701 West Oakland Park Boulevard
                         Fort Lauderdale, Florida 33311
                                 (954) 453-6575

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                               Matthias & Berg LLP
                             1990 South Bundy Drive
                                    Suite 790
                          Los Angeles, California 90025
                           Attn: Jeffrey P. Berg, Esq.
                              Phone (310) 820-0083
                               Fax (310) 820-8313

(Registration Statement cover page continued)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Each Class of            Amount to be        Proposed Maximum             Proposed        Amount of
Securities to be Registered       Registered(1)       Offering Price per Share(1)  Maximum         Registration
                                                                                   Aggregate       Fee(2)
                                                                                   Offering
                                                                                   Price(1)
====================================================================================================================
Common Stock, par value $0.01       300,000            $1.12                         $336,000
per share(3)
====================================================================================================================
Common Stock, par value $0.01       400,000            $2.00                         $800,000
per share(3)
====================================================================================================================
      TOTAL                         700,000                                        $1,136,000      $335.12
====================================================================================================================





----------------------------------

  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate per share purchase price of the shares of Common Stock or exercise price of the shares of Common Stock underlying the stock options covered by this registration statement.
  (3) The shares registered pursuant to this Registration Statement are available for issuance pursuant to certain consulting agreements which are attached as exhibits to this Registration Statement.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  Plan Information.

         The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  Registration Information and Employee Plan Annual Information.

         Upon written or oral request, Columbia Capital Corp., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Columbia Capital Corp., Kenneth A. Klotz, President, 2701 West Oakland Park Boulevard, Fort Lauderdale, Florida 33311, tel no. (954) 453-6575.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:   Incorporation of Documents by Reference.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (a) Annual Report on Form 10-KSB for the year ended December 31, 1997.

         (b) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

        The Registrant's Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:  Exhibits

4.1 Consulting Agreement between the Registrant and Michael Markow dated March 20, 1998
5.1               Opinion of Matthias & Berg LLP
24.1              Consent of Matthias & Berg LLP (included in Exhibit 5.1)
24.2              Consent of David T. Thompson, P.C.
24.3              Consent of Davis Kinard & Co., P.C.

ITEM 9:  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, Florida, on this 14th day of April, 1998.

                                                    COLUMBIA CAPITAL CORP.



                                                    By: /s/ Kenneth A. Klotz
                                                    Kenneth A. Klotz, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature               Capacity in Which Signed            Date
         ---------               ------------------------            ----

/s/ Kenneth A. Klotz              President and Director          April 14, 1998
--------------------              (Principal Executive Officer)
Kenneth A. Klotz



/s/ Charles LaMontagne     Chief Financial Officer and Director   April 14, 1998
----------------------            (Principal Financial Officer
Charles LaMontagne                 and Principal Accounting
                                   Officer)


/s/ Douglas R. Baetz                    Director                  April 14, 1998
--------------------
Douglas R. Baetz



/s/ Glenn M. Gallant          Director, Chairman of the Board     April 14, 1998
--------------------             of Directors and Secretary
Glenn M. Gallant



/s/ Olan Beard                 Vice President and Director        April 14, 1998
--------------
Olan Beard

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth A. Klotz and Charles LaMontagne, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature               Capacity in Which Signed            Date
         ---------               ------------------------            ----

/s/ Kenneth A. Klotz              President and Director          April 14, 1998
--------------------              (Principal Executive Officer)
Kenneth A. Klotz



/s/ Charles LaMontagne     Chief Financial Officer and Director   April 14, 1998
----------------------            (Principal Financial Officer
Charles LaMontagne                 and Principal Accounting
                                   Officer)


/s/ Douglas R. Baetz                    Director                  April 14, 1998
--------------------
Douglas R. Baetz



/s/ Glenn M. Gallant          Director, Chairman of the Board     April 14, 1998
--------------------             of Directors and Secretary
Glenn M. Gallant



/s/ Olan Beard                 Vice President and Director        April 14, 1998
--------------
Olan Beard

                                  EXHIBIT INDEX


Document                       Description of Document

4.1 Consulting Agreement between the Registrant and Michael Markow dated March 20, 1998
5.1                     Opinion of Matthias & Berg LLP
24.1                    Consent of Matthias & Berg LLP (included in Exhibit 5.1)
24.2                    Consent of David T. Thompson, P.C.
24.3                    Consent of Davis Kinard & Co., P.C.

                         FINANCIAL CONSULTING AGREEMENT


         THIS AGREEMENT is made and entered into as of this 20th day of March, 1998, and is made by and between Worldwide Corporate Finance, a California corporation (hereinafter, "Consultant") and Columbia Capital Corporation, a Delaware corporation (hereinafter, "CLCK").


                                   WITNESSETH:


         WHEREAS, CLCK is desirous of obtaining financial advice and business consulting services (hereinafter, the "Services");

         WHEREAS, Consultant is experienced in providing financial advice and business consulting services such as the Services desired by CLCK;

         WHEREAS, CLCK desires to retain Consultant and Consultant desires to be retained to provide the Services to CLCK;

         WHEREAS, Consultant will devote substantial time and incur substantial expense in connection with the provision of the Services to CLCK, under and pursuant to the terms of this Agreement; and,

         WHEREAS, in consideration for Consultant agreeing to devote the time and incur the expense in performing the Services under and pursuant to the terms of this Agreement, CLCK agrees to pay Consultant the considerations called for in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, CLCK and Consultant hereby agree as follows:


                                    AGREEMENT


         Section 1. CONSULTING SERVICES. Consultant shall provide to CLCK, when and as requested by CLCK, from time to time and during normal business hours, financial advice and business consulting services concerning, but not limited to:

       (i)      providing long-term business, managerial and financial planning;

       (ii) investigating and analyzing corporate reorganization and expansion, and merger/acquisition opportunities; and,

       (iii)    introduce business opportunities for card processing service.


         Section 2. OTHER SERVICES. In connection with the Services to be provided by Consultant, Consultant shall assist CLCK in the accumulation of any due diligence material and in the preparation of any and all documents on behalf of CLCK as deemed necessary and appropriate by Consultant. Notwithstanding the foregoing, Consultant shall be under no obligation to provide Services for any minimum number of hours per month during the term hereof. Any other services requested by CLCK, such as, for example, obtaining and/or rendering legal, tax or other opinions on specific transactions, shall be the subject of separate agreements between CLCK and Consultant if not otherwise covered hereunder.

         Section 3. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall continue for a period of One (1) Year thereafter (hereinafter, the "Term"), at which time this Agreement shall automatically expire.


         Section 4. SCOPE OF RETENTION. CLCK hereby retains Consultant as its non-exclusive financial advisor and business consultant during the Term of this Agreement. In the event that CLCK does not call upon Consultant to perform Services during the Term of this Agreement, CLCK shall nonetheless remain liable to pay the compensation and refund of expenses as set forth in Sections 5, 6 and 7 hereof.


         Section 5. INITIAL COMPENSATION. As the initial compensation for the Services, CLCK shall grant to Consultant upon execution of this Agreement options (hereinafter, the "Retainer Options") to purchase up to Three Hundred Thousand (300,000) shares of CLCK's common stock (hereinafter, the "Shares") which Retainer Options shall be treated as a non-refundable retainer (hereinafter, the "Retainer"). The Shares underlying the Retainer Options shall be included by CLCK in a registration statement on Form S-8 or other appropriate form which CLCK shall file, with counsel selected and paid for by Consultant, with the Securities and Exchange Commission (hereinafter, the "SEC") to register those Shares as soon as CLCK may lawfully do so.

The Retainer Options shall vest as follows:

                           (i)      One Hundred Fifty Thousand (150,000) options
(hereinafter, the "First Retainer Options") each of these First Retainer Options entitling Consultant to purchase One (1) Share at the price per Share equal to Eighty Five Percent (85%) of the closing bid price for the Shares on the date first written above (hereinafter, the "Retainer Option Exercise Price"), which First Retainer Options shall be exercisable from April 1st, 1998 and for a period of One (1) Year thereafter;

                           (ii)   Seventy   Five   Thousand   (75,000)   options
(hereinafter, the "Second Retainer Options") each of these Second Retainer Options entitling Consultant to purchase One (1) Share at a price per Share equal to the Retainer Option Exercise Price, which Second Retainer Options shall be exercisable Ninety (90) Days from the date first written above and for a period of One (1) Year thereafter; and,

                           (iii)   Seventy  Five   Thousand   (75,000)   options
(hereinafter, the "Third Retainer Options") each of these Third Retainer Options entitling Consultant to purchase One (1) Share at a price per Share equal to the Retainer Option Exercise Price, which Third Retainer Options shall be exercisable One Hundred Eighty (180) Days from the date first written above and for a period of One (1) Year thereafter.


         Section 6. ADDITIONAL COMPENSATION. In addition to the Retainer payable pursuant to Section 5 hereof, Consultant shall be compensated with options (collectively, the "Options") as follows:

                           (i)      One Hundred Thousand (100,000) Options
(hereinafter, the "First Options") each of these First Options entitling Consultant to purchase One (1) Share at the price per Share equal to Eighty Five Percent (85%) of the closing bid price for the Shares on February 9th, 1998, which First Options shall be exercisable from April 1st, 1998 and for a period of One Hundred Twenty (120) Days thereafter;

                           (ii)   One   Hundred   Thousand   (100,000)   Options
(hereinafter, the "Second Options")each of these Second Options entitling Consultant to purchase One (1) Share at a price per Share equal to the closing bid price for the Shares on February 9th, 1998, which Second Options shall be exercisable from April 1st, 1998 and for a period of One Hundred Eighty (180) Days thereafter;

                           (iii)  One   Hundred   Thousand   (100,000)   Options
(hereinafter, the "Third Options") each of these Third Options entitling Consultant to purchase One (1) Share at a price per Share equal to Eighty Five Percent (85%) of the closing bid price for the Shares on the date the Third Options are exercised, which Third Options shall be exercisable from April 1st, 1998 and for a period of One (1) Year thereafter; and,

                           (iv)   One   Hundred   Thousand   (100,000)   Options
(hereinafter, the "Fourth Options") each of these Fourth Options entitling Consultant to purchase One (1) Share at a price per Share equal to Eighty Five Percent (85%) of the closing bid price for the Shares on the date the Fourth Options are exercised, which Fourth Options shall be exercisable from April 1st, 1998 and for a period of Two (2) Years thereafter.

CLCK shall undertake to file a registration statement on Form S-8 or other appropriate form, with counsel selected and paid for by Consultant, to register with the SEC the Shares underlying the Options as soon as CLCK may lawfully do so.


         Section 7. PAYMENT OF REASONABLE COSTS. Consultant shall be reimbursed for all its out-of-pocket expenses, including its travel and entertainment, incurred by Consultant in connection with the performance of the Services pursuant hereunder. All fees and disbursements for engagements specific to the Services provided, if any, must be approved in writing by CLCK and shall be the subject of separate agreements if not otherwise covered hereunder.


         Section 8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.


         Section 9. EXPERT TESTIMONY. Should Consultant or any of its employees, contractors or affiliates be required to testify in the event of any litigation relating to matters with respect to which Consultant has expertise, such as, for example, matters similar to the Services pursuant hereunder, CLCK agrees to pay Consultant or its designee, the Per Diem rate customary for experts providing such expert testimony in the jurisdiction where such testimony is to be provided, plus reasonable out of pocket expenses, for all the time required for such testimony.


         Section 10. INDEMNIFICATION. CLCK and Consultant agree to indemnify and hold the other party and all of the other party's officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorneys' fees) arising or resulting from or related to Consultant's performance of the Services pursuant hereunder, unless they are due to breach of this Agreement or gross negligence or willful misconduct of the party to be indemnified or of any of its officers, directors, employees, affiliates and agents.


         Section 11. INDEPENDENT CONTRACTOR. Consultant and CLCK hereby acknowledge and agree that Consultant is an independent contractor and is not a licensed broker-dealer. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or a joint venturer with CLCK. In addition, Consultant shall take no action which binds, or purports to bind, CLCK.

         Section 12. LAW; FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the Term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Los Angeles, California.


         Section 13. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

                           If to Consultant:

                           Worldwide Corporate Finance
                           15760 Ventura Boulevard, Suite 1020
                           Encino, CA 91436
                           Phone:   1-818-783-0054
                           Fax:     1-818-783-1120
                           e-mail:  markow@flash.net
                           Attn:    Michael M. Markow, President

                           If to CLCK:

                           Columbia Capital Corporation
                           3020 NW 33rd Avenue
                           Ft. Lauderdale, FL 33311
                           Phone:   1-915-674-3100
                           Fax:     1-915-674-3174
                           e-mail:  valerievarner@worldnet.att.net
                           Attn:    Kenneth A. Klotz, President

The parties may change their address to any other address as shall be furnished by written notice from any party changing address to the other party in the manner for giving notices as set forth in this Section 13. Any notice or communication given pursuant hereunder shall be deemed to have been given as of the date so delivered, sent, or transmitted.


         Section 14. ATTORNEYS' FEES. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.


         Section 15.  CONFIDENTIALITY.  Each party hereto  agrees with the other party hereto that, unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

                           (i)      to the extent such data or information are a
matter of public  knowledge or are required by law to be published; and,

                           (ii) to the extent that such data or information must
be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         Section 16. TERMINATION. This Agreement may be terminated by Consultant during the Term hereof by notice to CLCK in the event that CLCK shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed to timely provide information regarding the issuance of any new securities of CLCK or the change of trading status of any existing securities, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of CLCK to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing.

Any termination of this Agreement pursuant to this Section 16 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of CLCK, except that CLCK shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Sections 5, 6 and 7 hereof.

This Agreement may be terminated by CLCK for "Cause" by notice to Consultant in the event of failure by Consultant to perform its material duties hereunder which failure continues for not less than Thirty (30) Days after written notice from CLCK is given to Consultant specifying such failure. CLCK may also terminate for "Cause" if:

                           (i)      Consultant  is under  investigation  by the
SEC, the Justice Department or any state agency comparable to the aforementioned federal agencies;

                           (ii)     Consultant has been convicted of a felony;

                           (iii)  Consultant  engages  in any  action  involving
dishonesty, fraud or gross or
willful misconduct in connection with the Service on behalf of CLCK; or in intentional conduct which is knowingly detrimental to CLCK; and,

                           (iv)     Consultant's  failure to perform in a
competent  manner its duties resulting in damage or detriment to CLCK.

Upon termination of this Agreement by CLCK for Cause, all Shares not already released to Consultant shall be canceled and Consultant shall return to CLCK all Options not exercised by Consultant as of the date of termination, which unexercised Options shall become null and void.


         Section 17. THIRD PARTY BENEFICIARIES. This Agreement is solely among and between Consultant and CLCK and, except as specifically provided herein, no creditor, director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.


         Section 18. SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.


         Section 19. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other obligation or default then, theretofore, or thereafter occurring or existing. At any time during the Term this Agreement may be amended by a written amendment executed by the parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written notice executed by the waiving or extending party.

         Section 20. INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.


         Section 21. HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only, do not form a part hereof, and in no way modify, interpret or construe the meaning of this Agreement.


         Section 22. BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their assigns permitted hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.


         Section 23. SEVERABILITY. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.


         Section 24. NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.


         Section 25. EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each:

                           (i)   has fully and carefully read and considered
this Agreement;

                           (ii)  has been or has had the opportunity to be
fully apprised by its attorneys of the legal effect and meaning of this Agreement and all terms and conditions hereof;

                           (iii) has been afforded the  opportunity to negotiate
as to any and all terms hereof; and,

                           (iv) is executing  this Agreement  voluntarily,  free
from any influence, coercion or duress of any kind.


         Section 26. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.



                    BALANCE OF PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above.


"Consultant":

Worldwide Corporate Finance






-----------------------------
by:      Michael M. Markow
its:     President




"CLCK":

Columbia Capital Corporation






-----------------------------
by:      Kenneth A. Klotz
its:     President

                                 April 14, 1998




Columbia Capital Corp.
2701 West Oakland Park Boulevard
Fort Lauderdale, Florida  33311

                  Re:      Registration Statement on Form S-8
                              Columbia Capital Corp.

Gentlemen:

                  We are acting as counsel for Columbia Capital Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 700,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock) which may be issued by the Company upon the exercise of certain stock options granted to certain consultants of the Company as compensation for consulting services rendered to the Company pursuant to a Consulting Agreement between the Registrant and Michael Markow dated March 20, 1998 (the "Contract"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

                  In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of such agreements, instruments, documents and records as we have deemed relevant.

                  In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

                  Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that the Shares, issued or to be issued upon the exercise of any stock options or warrants duly granted pursuant to the Contract, when issued, paid for and delivered upon the exercise of such stock options and warrants, in accordance with the terms of the Contract, will be validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to matters involving the federal laws of the United States and to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Columbia Capital Corp.
April 14, 1998
Page 2

                  The opinions expressed herein are rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                     Respectfully submitted,




                                                     MATTHIAS & BERG LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I have issued my report dated February 24, 1997 accompanying the consolidated financial statements of Columbia Capital Corp. included in the Annual Report of Columbia Capital Corp. on Form 10-KSB for the year ended December 31, 1996. I hereby consent to the incorporation by reference of said report in the Registration Statement of Columbia Capital Corp. on Form S-8.




                                                     DAVID T. THOMSON, P.C.




Salt Lake City, Utah
April 8, 1998

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 21, 1998 accompanying the consolidated financial statements of Columbia Capital Corp. and the financial statements of First Independent Computers, Inc. included in the Annual Report of Columbia Capital Corp. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Columbia Capital Corp. on Form S-8.




                                                     DAVIS, KINARD & CO., P.C.




Abilene, Texas
April 7, 1998